Exhibit 10.16 Citigroup Managed Futures LLC 731 Lexington Avenue 25th Floor New York, NY 10022 Tel 212 559 2011 Fax 212 793 1986

June 30, 2006

Chesapeake Capital Corporation

500 Forest Avenue

Richmond, Va 23229

Attention: Mr. John M. Hoade

Re:	Management Agreement Renewals

Dear Mr. Hoade:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2007 and all other provisions of the Management Agreements will remain unchanged.

•	Smith Barney Tidewater Futures Fund L.P.
•	AURORA 2001
•	AURORA III

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC
By:	/s/ Daniel R. McAuliffe, Jr.
Daniel R. McAuliffe, Jr.
Chief Financial Officer & Director
By:	/s/ John M. Hoade

Print Name:	John M. Hoade, President
Chesapeake Capital Corporation

DRMcA/sr